Exhibit 99.1
Omniture Press Contact
Kristi Knight, 801.932.7431, kknight@omniture.com
Omniture Investor Relations Contact
Mike Look, 650.450.1008, mlook@omniture.com
FOR IMMEDIATE RELEASE
Omniture Reports Fourth Quarter and Fiscal Year 2008 Financial Results
2008 Revenues Increase 107%;
Q4 Revenues Increase 93% Year-Over-Year;
More than 250 New Customers Added in Q4
OREM, Utah – February 5, 2009 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced results for its fourth quarter and fiscal year ended December 31, 2008. In the fourth quarter of 2008, Omniture achieved record revenues of $83.0 million, compared to $43.1 million reported for the fourth quarter of 2007 and $77.8 million reported for the third quarter of 2008. This represents 93% year-over-year revenue growth. Non-GAAP revenue for the quarter was $84.8 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduces deferred revenue to its fair value.
“We are seeing real proof points that our transition from a web analytics company to an optimization company has been completed.  For example, our annual deal size has increased by over 50% from 18 months ago and 50% of our bookings are now coming from up-sells and cross-sells of optimization products to our existing customers,” stated Josh James, CEO and co-founder. “2009 is about tying together the many building blocks we have assembled, including expanding our partner ecosystem, and focusing on delivering even deeper integration with our products for our loyal enterprise customers.”
Omniture’s GAAP net loss was $8.1 million or $0.11 per diluted share in the fourth quarter of 2008, compared to a net loss of $1.8 million or $0.03 per diluted share in the fourth quarter of 2007. Non-GAAP net income was $9.2 million or $0.12 per diluted share for the fourth quarter, compared to non-GAAP net income of $4.6 million or $0.07 per diluted share in the fourth quarter of 2007. Non-GAAP net income excludes the effect of acquisition-related adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to patent license agreements and certain acquisition-related expenses and non-cash tax adjustments.
In 2008, Omniture achieved record revenue of $296 million, compared to $143 million in 2007. On a year-over-year basis, annual revenue grew by 107%. Non-GAAP revenue for 2008 was $309 million, an increase of 113% from $145 million in 2007. Omniture’s annual GAAP net loss for 2008 was $44.8 million or $0.63 per diluted share, compared to a net loss of $9.4 million, or $0.18 per diluted share, for 2007. Omniture’s non-GAAP net income for 2008 was $32.0 million, or $0.42 per diluted share, in 2008, compared to non-GAAP net income of $11.8 million, or $0.20 per diluted share, for 2007.
Fourth quarter and fiscal 2008 adjusted EBITDA was $17.3 million and $59.4 million respectively. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue.
During the fourth quarter of 2008, Omniture added over 250 new customers, bringing its total to more than 5,100. New customer relationships secured in the fourth quarter include: Carnival Cruise Lines,, Expressen, Hyundai, Irish Life & Permanent plc, Kohl’s, Norwegian Cruise Line, Red Box Automated Retail, LLC, Starbrands, The Scotts Miracle-Gro Company, Timex and United Way America.

Guidance
•	Q1 FY 2009: GAAP revenue for the first quarter is expected to be in the range of $85 million to $87 million. GAAP net loss is expected to be in the range of $0.11 to $0.10 per share based upon an estimated weighted average share count of 75.2 million in the first quarter of 2009. Non-GAAP revenue for the company’s first quarter is expected to be in the range of $86 million to $88 million. Non-GAAP net income for the first quarter is expected to be between $0.11 to $0.12 per diluted share based upon an estimated weighted average fully diluted share count of 78.0 million in the first quarter of 2009. Omniture expects positive adjusted EBITDA in the range of $17.0 million to $18.0 million.
Information for Conference Call to Discuss Q4 FY 2008 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 888-837-7915, or 617-213-4872 for international callers. The access code is 54987626. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010, or 617-801-6888 for international callers. The access code is 67618419. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived webcast will be available until February 19, 2009.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the “Investor Relations” section of our corporate web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
While these non-GAAP measures are not a substitute for GAAP results, we believe they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and non-cash tax adjustments, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University. Omniture’s more than 5,100 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com

Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our transition from a web analytics company to an optimization company, our ability to increase the sales of our optimization products and expand our partner ecosystem and integrate our products, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with current uncertainty in and deterioration of global economic conditions, which could negatively impact the demand for our products and services and other related matters and could result in reductions in spending by our customers for our products and services and changes in customers’ subscription and renewal patterns, the potential that we or our customers or partners may not realize the benefits we currently expect from our recent acquisitions and strategic partner relationships, risks that the expected financial effect of our recent acquisitions and strategic partner relationships may not be realized, risks inherent in the integration and combination of complex products and technologies from our acquisitions and strategic partner relationships, our ability to continue to attract new customers and sell additional services to our existing customers, including our SiteCatalyst service and the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, particularly in light of the ongoing financial crisis affecting the banking system and financial and capital markets and the going concern threats to investment banks and other financial institutions that have resulted in a tightening in the credit markets, reduced liquidity in many financial markets and increased volatility in the equity and debt markets, risks associated with our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products and services in light of the ongoing economic crisis, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic partner relationships with third parties with respect to either technology integration or channel development and respond to potential changes in the financial stability and solvency of our strategic partners that may result from the economic crisis, our ability to expand our international operations and to profitably sell our services to customers located outside the United States and to manage the associated fluctuations in currency exchange rates, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended September 30, 2008, and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
Copyright (c) 2009 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	December 31,		December 31,		% Increase
	2007	% of Revenues	2008	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$39,728	92%	$74,362	90%	87%
Professional services and other	3,385	8	8,637	10	155

Total revenues	43,113	100	82,999	100	93

Cost of revenues (1):
Subscription, license and maintenance	13,838	32	31,062	38	124
Professional services and other	2,206	5	4,337	5	97

Total cost of revenues	16,044	37	35,399	43	121

Gross profit	27,069	63	47,600	57	76
Operating expenses (1):
Sales and marketing	17,227	40	33,723	41	96
Research and development	5,489	13	9,126	11	66
General and administrative	7,576	18	12,044	14	59

Total operating expenses	30,292	71	54,893	66	81

Loss from operations	(3,223)	(8)	(7,293)	(9)	126
Interest income	2,067	5	210	—	(90)
Interest expense	(149)	—	(235)	—	58
Other expense, net	(189)	—	(834)	(1)	341

Loss before income taxes	(1,494)	(3)	(8,152)	(10)	446
Provision for (benefit from) income taxes	333	1	(69)	—	(121)

Net loss	$(1,827)	(4)%	$(8,083)	(10)%	342%

Net loss per share:
Net loss per share, basic and diluted	$(0.03)		$(0.11)		267%
Weighted-average number of shares, basic and diluted	59,421		72,731		22%

Adjusted EBITDA (2)	$7,198	17%	$17,269	21%	140%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$428	1%	$864	1%
Cost of professional services and other revenues	117	0	234	0
Sales and marketing	1,504	4	3,082	4
Research and development	853	2	1,497	2
General and administrative	1,224	3	1,808	2

Total stock-based compensation expenses	$4,126	10%	$7,485	9%

(2) Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Year Ended		Year Ended
	December 31,		December 31,		% Increase
	2007	% of Revenues	2008	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$132,010	92%	$265,686	90%	101%
Professional services and other	11,117	8	29,927	10	169

Total revenues	143,127	100	295,613	100	107

Cost of revenues (1):
Subscription, license and maintenance	46,411	32	110,786	38	139
Professional services and other	6,953	5	15,154	5	118

Total cost of revenues	53,364	37	125,940	43	136

Gross profit	89,763	63	169,673	57	89
Operating expenses (1):
Sales and marketing	61,610	43	129,814	44	111
Research and development	17,257	12	36,966	12	114
General and administrative	24,218	17	46,037	16	90

Total operating expenses	103,085	72	212,817	72	106

Loss from operations	(13,322)	(9)	(43,144)	(15)	224
Interest income	5,816	4	1,869	1	(68)
Interest expense	(835)	(1)	(953)	(1)	14
Other expense, net	(554)	—	(1,375)	—	148

Loss before income taxes	(8,895)	(6)	(43,603)	(15)	390
Provision for income taxes	534	1	1,163	—	118

Net loss	$(9,429)	(7)%	$(44,766)	(15)%	375%

Net loss per share:
Net loss per share, basic and diluted	$(0.18)		$(0.63)		250%
Weighted-average number of shares, basic and diluted	53,710		71,458		33%

Adjusted EBITDA (2)	$22,377	16%	$59,414	20%	166%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$1,502	1%	$4,221	2%
Cost of professional services and other revenues	430	0	968	0
Sales and marketing	4,982	3	12,268	4
Research and development	2,615	2	6,849	2
General and administrative	3,935	3	8,282	3

Total stock-based compensation expenses	$13,464	9%	$32,588	11%

(2) Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008

Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$43,113	$82,999	$143,127	$295,613
Acquisition-related adjustment to Instadia deferred revenue (1)	—	—	333	—
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	414	—	1,377	378
Acquisition-related adjustment to Offermatica deferred revenue (1)	139	39	139	656
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	—	1,384	—	11,942
Acquisition-related adjustment to Mercado deferred revenue (1)	—	418	—	418

Total revenues on a non-GAAP basis	$43,666	$84,840	$144,976	$309,007

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(1,827)	$(8,083)	$(9,429)	$(44,766)
Acquisition-related adjustment to deferred revenue (1)	553	1,841	1,849	13,394
Amortization of intangible assets (2)	1,693	7,873	5,459	30,530
Stock-based compensation	4,126	7,485	13,464	32,588
Imputed interest on patent license obligation (3)	15	53	168	234
Loss on foreign currency forward contract related to Instadia acquisition (4)	—	—	243	—

Net income on a non-GAAP basis	$4,560	$9,169	$11,754	$31,980

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.03)	$(0.11)	$(0.18)	$(0.63)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.03	0.03	0.19
Amortization of intangible assets (2)	0.03	0.11	0.11	0.43
Stock-based compensation	0.07	0.10	0.25	0.46
Loss on foreign currency forward contract related to Instadia acquisition (4)	—	—	0.01	—
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.01)	(0.02)	(0.03)

Diluted net income per share on a non-GAAP basis	$0.07	$0.12	$0.20	$0.42

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(1,827)	$(8,083)	$(9,429)	$(44,766)
Other (income) expense, net	(1,729)	859	(4,427)	459
Provision for (benefit from) income taxes	333	(69)	534	1,163

Loss from operations on a GAAP basis	(3,223)	(7,293)	(13,322)	(43,144)
Depreciation and amortization	5,742	15,236	20,386	56,576
Stock-based compensation	4,126	7,485	13,464	32,588
Acquisition-related adjustment to deferred revenue (1)	553	1,841	1,849	13,394

Adjusted EBITDA	$7,198	$17,269	$22,377	$59,414

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
Cost of subscription, license and maintenance revenues	$1,189	$4,854	$3,810	$18,684
Sales and marketing	420	2,941	1,362	11,503
General and administrative	84	78	287	343

Total amortization of intangible assets	$1,693	$7,873	$5,459	$30,530

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in other expense, net in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Measures
(in millions, except per share data)
(unaudited)
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis

Three Months Ended
March 31, 2009
Total revenues on a GAAP basis	$85 to $87
Acquisition-related adjustment to deferred revenue	1.0

Total revenues on a non-GAAP basis	$86 to $88

Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share

Three Months Ended
March 31, 2009
Diluted net loss per share on a GAAP basis	$(0.11) to $(0.10)
Acquisition-related adjustment to deferred revenue	0.01
Stock-based compensation	0.10
Amortization of intangible assets	0.11

Diluted net income per share on a non-GAAP basis	$0.11 to $0.12

Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA

Three Months Ended
March 31, 2009
Net loss on a GAAP basis	$(8.2) to $(7.2)
Other expense, net	0.3
Provision for income taxes	0.6

Loss from operations on a GAAP basis	(7.3) to (6.3)
Depreciation and amortization	15.6
Stock-based compensation	7.7
Acquisition-related adjustment to deferred revenue	1.0

Adjusted EBITDA	$17.0 to $18.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006	2007	2007	2007	2007	2008	2008	2008	2008
Full-time employee headcount	312	324	323	353	465	531	578	713	985	1,045	1,087	1,189
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0	561.3	619.3	851.5	886.6	938.8	993.5

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Revenues by geography (in thousands):
Customers within the United States	$31,727	$59,537	$106,258	$213,212
Customers outside the United States	11,386	23,462	36,869	82,401

Total revenues	$43,113	$82,999	$143,127	$295,613

Revenues by geography as a percentage of total revenues:
Customers within the United States	74%	72%	74%	72%
Customers outside the United States	26	28	26	28

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008

Cash flows from operating activities:
Net loss	$(1,827)	$(8,083)	$(9,429)	$(44,766)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,742	15,236	20,386	56,576
Stock-based compensation	4,126	7,485	13,464	32,588
Other non-cash transactions	(315)	(3)	(946)	(328)
(Gains) losses on foreign currency forward contracts, net	—	(1,067)	243	(738)
Net changes in operating assets and liabilities:
Accounts receivable, net	(9,170)	(10,019)	(23,121)	(35,173)
Prepaid expenses and other assets	(1,340)	(1,113)	(1,599)	(1,001)
Accounts payable	(2,186)	(4,124)	2,145	82
Accrued and other liabilities	(253)	1,180	617	3,992
Deferred revenues	5,024	8,319	16,245	57,095

Net cash (used in) provided by operating activities	(199)	7,811	18,005	68,327

Cash flows from investing activities:
Purchases of investments	(6,023)	(9,980)	(144,019)	(34,788)
Proceeds from sales of investments	35,000	—	48,150	36,970
Maturities of investments	30,000	5,000	40,000	25,000
Purchases of property and equipment	(2,783)	(3,464)	(11,975)	(45,335)
Purchases of intangible assets	(982)	(650)	(4,545)	(3,967)
Foreign currency forward contracts	—	1,783	(337)	1,454
Business acquisitions, net of cash acquired	(34,703)	(7,865)	(78,882)	(68,687)

Net cash provided by (used in) investing activities	20,509	(15,176)	(151,608)	(89,353)

Cash flows from financing activities:
Proceeds from exercise of stock options	998	158	3,606	8,715
Proceeds from employee stock purchase plan	—	—	194	330
Proceeds from issuance of common stock, net of issuance costs	—	—	142,233	—
Income tax benefit of stock option exercises	294	—	294	—
Repurchases of vested restricted stock	—	(34)	—	(1,027)
Proceeds from issuance of notes payable	2,364	14,344	2,761	22,350
Principal payments on notes payable and capital lease obligations	(1,110)	(11,672)	(6,129)	(19,424)

Net cash provided by financing activities	2,546	2,796	142,959	10,944
Effect of exchange rate changes on cash and cash equivalents	8	(102)	122	(663)

Net increase (decrease) in cash and cash equivalents	22,864	(4,671)	9,478	(10,745)
Cash and cash equivalents at beginning of period	54,901	71,691	68,287	77,765

Cash and cash equivalents at end of period	$77,765	$67,020	$77,765	$67,020

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2007	2008

Assets:
Current assets:
Cash and cash equivalents	$77,765	$67,020
Short-term investments	56,924	9,997
Accounts receivable, net	51,971	106,810
Prepaid expenses and other current assets	3,663	10,369

Total current assets	190,323	194,196

Property and equipment, net	31,214	61,482
Intangible assets, net	50,769	137,505
Goodwill	94,960	427,565
Long-term investments	—	18,136
Other assets	3,457	3,316

Total assets	$370,723	$842,200

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$6,470	$7,662
Accrued liabilities	17,126	41,179
Current portion of deferred revenues	42,041	101,728
Current portion of notes payable	4,407	1,617
Current portion of capital lease obligations	246	150

Total current liabilities	70,290	152,336

Deferred revenues, less current portion	1,815	10,222
Notes payable, less current portion	2,948	13,528
Capital lease obligations, less current portion	173	79
Other liabilities	4,422	8,467
Commitments and contingencies Stockholders’ equity:
Preferred stock	—	—
Common stock	61	73
Additional paid-in capital	340,424	754,151
Deferred stock-based compensation	(1,182)	(366)
Accumulated other comprehensive income (loss)	40	(3,256)
Accumulated deficit	(48,268)	(93,034)

Total stockholders’ equity	291,075	657,568

Total liabilities and stockholders’ equity	$370,723	$842,200